Exhibit 13.2

Compañía Cervecerías Unidas S.A.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Amendment No. 1 to the Annual Report of Compañía Cervecerías Unidas S.A. (the “Company”) on Form 20-F for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I am the Chief Financial Officer of the Company.

2.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

3.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 1st, 2023

/s/ Felipe Dubernet

Chief Financial Officer